AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT THIS AMENDMENT TO THE TRANSFER AGENCY SERVICES AGREEMENT (this “Amendment”) is made as of June 2, 2023 (the “Effective Date”) by and between BROWN BROTHERS HARRIMAN & CO., (“BBH” or the “Transfer Agent”), and GLOBAL X MANAGEMENT COMPANY LLC (“GXMC”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. WHEREAS, pursuant to a Transfer Agency Services Agreement between GXMC and BBH, dated November 7, 2008, as amended (the “Agreement”), BBH has been appointed as transfer agent for the Global X Funds (the “Trust”) in accordance with the terms and conditions set forth in the Agreement; WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and its series (each a “Fund” and collectively, the “Funds”); WHEREAS, the parties have entered into an amendment to the Agreement dated as of March 1, 2023 to revise the Agreement to terminate certain Funds (the “Transition Amendment”); and WHEREAS, in accordance with Section 16 of the Agreement, BBH and GXMC desire to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of BBH and GXMC hereby agree as follows: 1. Pursuant to Section 1 of the Transition Amendment, GXMC and BBH hereby agree to extend the Termination Date to July 31, 2023. 2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof. 3. This Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. 4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. 5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. By: __________________________________ Name: Title: Date: GLOBAL X MANAGEMENT COMPANY LLC By: __________________________________ Name: John Belanger Title: Chief Operating Officer Date: June 2, 2023 Hugh Bolton Principal 2 June 2023